UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)  ☐

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation or organization	(I.R.S. Employer Identification Number)
if not a U.S. national bank)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip Code)

Not applicable
(Name, address and telephone number of agent for service)

BLUE OCEAN RESOURCES PTE. LTD.
(formerly known as CENTRALPROTEINA PRIMA ACQUACULTURE PTE. LTD.)
Guarantors:
PT CENTRAL PROTEINAPRIMA TBK.
PT CENTRALWINDU SEJATI
PT CENTRALPERTIWI BAHARI
PT MARINDOLAB PRATAMA
PT CENTRAL PANGANPERTIWI
(Exact name of obligor as specified in its charter)

Republic of Singapore (for principal obligor)	Not applicable
Republic of Indonesia (for guarantors)	(I.R.S. Employer Identification Number)
(State or other jurisdiction of
incorporation or organization)

Blue Ocean Resources Pte. Ltd. 8 Murray Street, #01-01 Singapore 079522	PT Central Proteinaprima Tbk. PT Centralpertiwi Bahari PT Central Panganpertiwi 19th Floor Wisma GKBI, Jl. Jend. Sudirman No. 28 Jakarta 10210, Indonesia	PT Marindolab Pratama Jl. Modern Industri III Blok A9-10, Nambo Ilir, Kibin, Serang, Indonesia	PT Centralwindu Sejati Jalan Berbek Industri I/24, Brebek, Waru, Sidoarjo, Indonesia

(Address of principal executive offices)

Step Up Rate Guaranteed Senior Secured Notes due 2020
(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York
One State Street, New York, N.Y. 10004-1417 and
Albany, N.Y. 12223

Federal Reserve Bank of New York
33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation
Washington, D.C. 20429

New York Clearing House Association
New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.
A copy of the organization certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly known as Irving Trust Company) as now in effect, which contains a certificate of authority of the trustee to commence business and a grant of powers to the trustee to exercise corporate trust powers.  (See Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735)

4.	A copy of the existing bylaws of the trustee. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-154173)

6.	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939. (See Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735)

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Singapore and the State of Singapore on the 18th day of February 2013.

THE BANK OF NEW YORK MELLON

By:	/s/ Larissa Lambino
Name: Larissa Lambino
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,
as at the close of business February 4, 2013

ASSETS	Dollar amounts in thousands

1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin	3,356,000
b. Interest-bearing balances	124,155,000
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	8,205,000
b. Available-for-sale securities (from Schedule RC-B, column D)	88,405,000
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices	17,000
b. Securities purchased under agreements to resell	1,290,000
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	0
b. Loans and leases, net of unearned income	27,994,000
c. LESS: Allowance for loan and lease losses	243,000
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	27,751,000
5. Trading assets (from Schedule RC-D)	4,936,000
6. Premises and fixed assets (including capitalized leases)	1,198,000
7. Other real estate owned (from Schedule RC-M)	4,000
8. Investments in unconsolidated subsidiaries and associated companies	1,049,000
9. Direct and indirect investments in real estate ventures	0
10. Intangible assets:
a. Goodwill	6,443,000
b. Other intangible assets (from Schedule RC-M)	1,454,000
11. Other assets (from Schedule RC-F)	14,180,000
12. Total assets (sum of items 1 through 11)	282,443,000

LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	129,296,000
1. Noninterest-bearing	85,272,000
2. Interest-bearing	44,024,000
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	110,151,000
1. Noninterest-bearing	8,212,000
2. Interest-bearing	101,939,000
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices	2,224,000
b. Securities sold under agreements to repurchase	1,030,000
15. Trading liabilities (from Schedule RC-D)	6,967,000
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	2,740,000
17. Not applicable
18. Not applicable
19. Subordinated notes and debentures	1,065,000
20. Other liabilities (from Schedule RC-G)	8,917,000
21.Total liabilities (sum of items 13 through 20)	262,390,000

EQUITY CAPITAL
22. Not applicable
23. Perpetual preferred stock and related surplus	0
24. Common stock	1,135,000
25. Surplus (exclude all surplus related to preferred stock)	9,725,000
26. Not available
a. Retained earnings	9,273,000
b. Accumulated other comprehensive income	-430,000
c. Other equity capital components	0
27. Not available
a. Total bank equity capital (sum of items 23 through 26.c)	19,703,000
b. Noncontrollng (minority) interests in consolidated subsidiaries	350,000
28. Total equity capital (sum of items 27.a and 27.b)	20,053,000
29. Total liabilities and equity capital (sum of items 21 and 28)	282,443,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons, Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Catherine A. Rein Michael J. Kowalski	Directors